Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated February 27, 2008 (July 11, 2008 as to the Consolidated Statement of Operations and Notes 2, 20, 22, and 23), relating to the consolidated financial statements appearing in the Current Report on Form 8-K of Willis Group Holdings Limited and financial statement schedule appearing in the Annual Report on Form 10-K of Willis Group Holdings Limited for the year ended December 31, 2007 and of our report dated February 27, 2008 relating to the effectiveness of Willis Group Holdings Limited’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Willis Group Holdings Limited for the year ended December 31, 2007, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.
/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
London, England
July 25, 2008